Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated February 28, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in ProShares Trust II’s Amendment No. 2 on Form 10-K/A for the year ended December 31, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

We hereby consent to the use in this Registration Statement on Form S-1 of ProShares Trust II, of our report dated December 21, 2011 relating to the financial statements of ProShares UltraPro Australian Dollar, ProShares Ultra Australian Dollar, ProShares Short Australian Dollar, ProShares UltraShort Australian Dollar, ProShares UltraPro Short Australian Dollar, ProShares UltraPro Canadian Dollar, ProShares Ultra Canadian Dollar, ProShares Short Canadian Dollar, ProShares UltraShort Canadian Dollar, ProShares UltraPro Short Canadian Dollar, ProShares UltraPro Euro, ProShares Short Euro, ProShares UltraPro Short Euro, ProShares UltraPro Swiss Franc, ProShares Ultra Swiss Franc, ProShares Short Swiss Franc, ProShares UltraShort Swiss Franc, ProShares UltraPro Short Swiss Franc, ProShares UltraPro U.S. Dollar, ProShares Ultra U.S. Dollar, ProShares Short U.S. Dollar, ProShares UltraShort U.S. Dollar, ProShares UltraPro Short U.S. Dollar, ProShares UltraPro Yen, ProShares Short Yen and ProShares UltraPro Short Yen, twenty six separate series of ProShares Trust II, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio

December 22, 2011